UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

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Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

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New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Management Agreement

On September 10, 2025, Forward Industries, Inc., a New York corporation (the “Company”) entered into that certain asset management agreement with Galaxy Digital Capital Management LP, an SEC-registered investment adviser (the “Asset Manager”), pursuant to which the Company appointed the Asset Manager to provide discretionary investment management services with respect to all of the cash, cash equivalents, stablecoins, cryptocurrency and other investible assets (excluding (i) publicly-traded equities acquired pursuant to mergers, acquisitions, combinations or other similar transactions pursuant to which the Company acquires or otherwise combines or merges with another publicly-traded digital asset treasury company, (ii) privately offered equity securities and (iii) non-publicly traded convertible debt instruments) of the Company (whether held by the Company directly or indirectly by a subsidiary or affiliate of the Company) (the “Asset Management Agreement”). Title to the account and all account assets will be held in the Company’s name. The Asset Manager is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets.

As compensation for the Asset Manager’s services, the Company shall pay management fees according to a fee schedule set forth in the Asset Management Agreement. In addition, the Asset Manager is authorized to appoint an affiliate to stake some or all of the Solana tokens (“SOL”) purchased for, maintained in the account, or otherwise owned or controlled by the Company. Such Asset Manager affiliate shall be entitled to mutually agreed upon staking-based fees, subject to certain parameters according to a schedule set forth in the Asset Management Agreement. The Asset Manager is otherwise responsible for all of its overhead costs and the custody fees of any custodian selected by the Asset Manager, and the Company shall pay or reimburse the Asset Manager for all reasonable and documented expenses related to the operation of the account.

The Asset Management Agreement has an initial term of three years and renews for successive one-year renewal periods unless the Company or the Asset Manager terminates or elects not to continue effectiveness of the Asset Management Agreement. The Asset Management Agreement may be terminated by either party without cause after the initial term or any subsequent renewal period upon ninety (90) days notice prior to the expiration of such term. In addition, at any time, the Asset Management Agreement may be terminated either for cause or upon certain acts of insolvency, each as described therein. While the Asset Manager is the exclusive asset manager for the Company, the Asset Manager may nonetheless provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of New York.

The foregoing description of the terms and conditions of the Asset Management Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached hereto as Exhibit 10.1.

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Services Agreement

Also on September 10, 2025, the Company entered into that certain services agreement with Galaxy Digital LP (the “Service Provider”), pursuant to which the Company engaged the Service Provider to provide the Company with certain operational, financial and human resources services to assist the Company with the inception of its new digital assets treasury business (the “Services Agreement”). The Service Provider will not be providing any (i) tax advice or services, (ii) legal advice or services, or (iii) advice in connection with the Investment Company Act of 1940, as amended, or any related analyses thereto.

As compensation for its services, the Company has agreed to pay the Service Provider fees as set forth in the Services Agreement. The Services Agreement has an initial term of six (6) months but may be extended for one additional six (6) month period if mutually agreed in writing by the parties.

Except in cases of willful misconduct, gross negligence or fraud, neither the Service Provider nor any of its affiliates or their respective officers, directors, employees, contractors and agents shall have any liability for claims, losses, damages, penalties, obligations or expenses of any kind suffered by the Company as a result of any act or omission by the Service Provider in connection with, arising out of, or relating to the services provided under the Services Agreement.

The foregoing description of the terms and conditions of the Services Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached hereto as Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 16, 2025, the Company entered into a Securities Purchase Agreement (the “ELOC Agreement”) with C/M Capital Master Fund, LP (“C/M Capital”). Pursuant to the ELOC Agreement, the Company agreed to sell, and C/M Capital agreed to purchase, up to $35 million of the Company’s common stock, par value $0.01 per share (“Common Stock”). On September 8, 2025, the Company and C/M Capital mutually agreed to terminate the ELOC Agreement, effective as of September 9, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

On September 10, 2025, Forward Industries (Asia-Pacific) Corporation (“FC”) converted 4,315 shares of Series A-1 Preferred Stock (“Series A-1”) (Stated Value of $4,315,000) in accordance with the terms of the Series A-1 and was issued 575,333 shares of Common Stock (based on a conversion price of $7.50 per share) of the Company. Following FC’s conversion, no Series A-1 remain outstanding.

On September 10, 2025, WVP Emerging Manager Onshore Fund, LLC — Structured Small Cap Lending Series (“WVP”) converted 400,000 shares of Series B Convertible Preferred Stock, $0.01 par value (“Series B”) (Stated Value of $400,000) in accordance with the terms of the Series B and was issued 91,506 shares of Common Stock (based on a conversion price of $4.50 per share) of the Company. On September 10, 2025, C/M Capital converted 600,000 shares of Series B (Stated Value of $600,000) in accordance with the terms of the Series B and was issued 137,259 shares of Common Stock (based on a conversion price of $4.50 per share) of the Company. Following WVP’s and C/M Capital’s conversion of their Series B, no Series B remain outstanding.

The shares of Common Stock issued upon conversion of the Series A-1 and Series B were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) as the transaction constituted an exchange of securities by the Company with an existing security holder and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Board of Directors Appointment

In connection with the Private Placement (as defined below), on September 10, 2025, the board of directors of the Company (the “Board”) appointed Michael Pruitt, 65, to serve on the Board, effective immediately, until elections are held at the Company’s next shareholder meeting.

Mr. Pruitt has been the Interim Chief Executive Officer of the Company since May 16, 2025. Mr. Pruitt’s biography and other related information is as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 20, 2025, and is incorporated by reference herein.

Mr. Pruitt’s appointment to the Board was contemplated pursuant to the Lead Investor Agreement among the Company, J Digital 6 Cayman Ltd. and Multicoin Capital Master Fund, LP (“Multicoin Capital”), dated September 6, 2025 (the “Lead Investor Agreement”). There are no family relationships among any of the Company’s directors or executive officers and Mr. Pruitt, and there are no related party transactions involving Mr. Pruitt that would require disclosure under Item 404(a) of Regulation S-K.

Chairman Appointment

In connection with the Private Placement, on September 10, 2025, the Board also appointed Pyahm (Kyle) Samani, 35, to serve on the Board, effective immediately, until elections are held at the Company’s next shareholder meeting. Mr. Samani will also serve as Chairman of the Board, effective upon appointment.

Mr. Samani founded Multicoin Capital, one of the three lead investors in the Private Placement, in May 2017 and has served as one of the firm’s Managing Partners since its founding. As Managing Partner, he leads the investment team, sources investments, negotiates transactions, and collaborates with portfolio founders. Since 2022 he has worked directly with members of Congress and the administration on key regulatory issues affecting the industry.

Multicoin is an early and prolific investor in the Solana ecosystem. As a Managing Partner for the firm, Mr. Samani has developed a deep understanding of the Solana community, which the Company believes makes him particularly well-suited for the Chairman role.

Mr. Samani was appointed to the Board pursuant to the Lead Investor Agreement. There are no family relationships among any of the Company’s directors or executive officers and Mr. Samani. In connection with the Private Placement, Multicoin Capital acquired an aggregate of 7,947,843 shares of Common Stock, and Mr. Samani, through his personal investment vehicle, purchased an aggregate of 1,351,352 shares of Common Stock.

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Item 7.01 Regulation FD Disclosure.

Closing of the Private Placement

On September 11, 2025, the Company issued a press release announcing the closing of the previously announced private placement (the “Private Placement”) with certain accredited and institutional investors (the “Purchasers”), pursuant to which the Company issued an aggregate of (i) 77,144,562 shares (the “Shares”) of Common Stock, at an offering price of $18.50 and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 12,031,364 shares of Common Stock. In the Private Placement, the Purchasers tendered U.S. dollars, USD Coin (USDC) or Tether (USDT) to the Company as consideration for the Shares and Pre-Funded Warrants. The Company received aggregate gross proceeds of approximately $1.65 billion, before deducting placement agent fees and other transaction expenses. In connection with the Private Placement, inclusive of the conversion of the Series A-1 and Series B, the Company will have 83,233,878 shares of Common Stock issued and outstanding.

Forward Website

The Company also maintains a section on its website (sol.forwardindustries.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, SOL purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via that section of its website.

Furnished Information

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Management Agreement
10.2*	Services Agreement
99.1	Press Release, dated September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: September 11, 2025	/s/ Kathleen Weisberg
Kathleen Weisberg
Chief Financial Officer

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